Exhibit 99.1

FIRST AMENDMENT
TO THE
CAMAC ENERGY INC.

AMENDED 2009 EQUITY INCENTIVE PLAN

Clause (a) of Section 3 of the CAMAC Energy Inc. Amended 2009 Equity Incentive Plan, effective as of June 3, 2009, is hereby amended and restated to read in its entirety as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is one hundred million (100,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

Duly adopted effective as of this 18th day of February, 2014.

CAMAC Energy Inc.

By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Senior Vice President, General Counsel and Secretary
	Date:	February 18, 2014